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                                                                     EXHIBIT 4.4



        Supplemental Indenture No. 1 in Respect of Subsidiary Guarantees

      SUPPLEMENTAL INDENTURE NO. 1, dated as of October 16, 2002 (this "SUPPLEMENTAL INDENTURE"), among IESI Corporation, a Delaware corporation (together with its successors and assigns, the "COMPANY"), the newly-acquired subsidiaries of the Company set forth on the signature page hereto (the "NEW SUBSIDIARY GUARANTORS"), the existing Subsidiary Guarantors (as defined therein) under the Indenture referred to below (the "EXISTING SUBSIDIARY GUARANTORS") and The Bank of New York, as Trustee (the "TRUSTEE") under the Indenture referred to below.

                             W I T N E S S E T H:

      WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of June 12, 2002 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of 10 1/4% Senior Subordinated Notes due 2012 of the Company (the "NOTES");

      WHEREAS, SECTION 413 of the Indenture provides that the Company is required to or may cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall guarantee the Notes pursuant to Subsidiary Guarantees (as defined in the Indenture) on the terms and conditions set forth herein and in
ARTICLE 13 of the Indenture;

      WHEREAS, each New Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Subsidiary Guarantor is dependent on the financial performance and condition of the Company and on such New Subsidiary Guarantor's access to working capital through the Company's access to revolving credit borrowings under the Credit Agreement (as defined in the Indenture); and

      WHEREAS, pursuant to SECTION 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder (as defined in the Indenture);

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

      1. DEFINED TERMS. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

      2. AGREEMENT TO SUBSIDIARY GUARANTEE. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all other New Subsidiary Guarantors and all Existing Subsidiary Guarantors, fully and unconditionally, to guarantee the Guaranteed Obligations (as


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defined in the Indenture) under the Indenture and the Notes on the terms and subject to the conditions set forth in ARTICLE 13 of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor. The Subsidiary Guarantee of each New Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

      3. TERMINATION, RELEASE AND DISCHARGE. Each New Subsidiary Guarantor's Subsidiary Guarantee shall terminate and be of no further force or effect, and each New Subsidiary Guarantor shall be released and discharged from all obligations in respect of its Subsidiary Guarantee, as and when provided in
Section 1303 of the Indenture.

      4. PARTIES. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person (as defined in the Indenture), other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each New Subsidiary Guarantor's Subsidiary Guarantee or any provision contained herein or in Article 13 of the Indenture.

      5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, EACH NEW SUBSIDIARY GUARANTOR, EACH EXISTING SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

      EACH OF THE COMPANY, EACH NEW SUBSIDIARY GUARANTOR, EACH EXISTING SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

      7. COUNTERPARTS. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

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      8.    HEADINGS.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                              [SIGNATURE PAGES FOLLOW]


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    IESI CORPORATION

                                    By:   /s/ Thomas J. Cowee
                                         ---------------------------------------
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief
                                                Financial Officer, Treasurer
                                                and Assistant Secretary

                                    THE BANK OF NEW YORK, as Trustee

                                    By:   /s/Beata Hryniewicka
                                         ---------------------------------------
                                         Name: Beata Hryniewicka
                                         Title: Assistant Treasurer

                                    EXISTING SUBSIDIARY GUARANTORS:

                                    IESI AR ORPORATION
                                    IESI AR LANDFILL CORPORATION
                                    IESI LA CORPORATION
                                    IESI LA LANDFILL CORPORATION
                                    IESI MO CORPORATION
                                    IESI NJ CORPORATION
                                    IESI NJ RECYCLING CORPORATION
                                    IESI NY CORPORATION
                                    IESI OK CORPORATION
                                    IESI PA BETHLEHEM LANDFILL CORPORATION
                                    IESI PA BLUE RIDGE LANDFILL CORPORATION
                                    IESI PA CORPORATION
                                    IESI TX CORPORATION
                                    IESI TX GP CORPORATION

                                    By:   /s/ Thomas J. Cowee
                                         ---------------------------------------
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief
                                                Financial Officer and
                                                Treasurer

                                    IESI DE CORPORATION
                                    IESI DE LP CORPORATION

                                    By:   /s/  Christopher V. Della Pietra
                                         ---------------------------------------
                                         Name:  Christopher V. Della Pietra
                                         Title: Vice President

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                                    IESI TX LANDFILL LP

                                    By:  IESI TX GP Corporation,
                                          its General Partner

                                    By:   /s/  Thomas J. Cowee
                                         ---------------------------------------
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief
                                                Financial Officer and
                                                Treasurer

                                    NEW SUBSIDIARY GUARANTORS:

                                    TOTAL WASTE SYSTEMS, INC.
                                    TWS, INC.
                                    TWS OF SOUTHWESTERN OKLAHOMA, INC.
                                    ERVIN'S TRASH SERVICES, INC.
                                    GRAND LAKE SANITATION, INC.
                                    TWS OF CADDO COUNTY, INC.
                                    CENTER POINT DISPOSAL, INC.
                                    AMD INC.
                                    ENVIROCLEAN SYSTEMS, INC.
                                    BEST DISPOSAL SERVICE, INC.


                                    By:   /s/  Thomas J. Cowee
                                         ---------------------------------------
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief
                                                Financial Officer, Treasurer
                                                and Assistant Secretary

                                    CENTRAL LOUISIANA WASTE, LLC


                                    By:  IESI LA Landfill Corporation, its
                                         managing member

                                    By:   /s/  Thomas J. Cowee
                                         ---------------------------------------
                                         Name:  Thomas J. Cowee
                                         Title: Vice President, Chief
                                                Financial Officer, Treasurer
                                                and Assistant Secretary


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